Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-199441), pertaining to Agile Therapeutics, Inc. 2014 Incentive Compensation Plan,
(2)	Registration Statement (Form S-8 No. 333-205116), pertaining to Agile Therapeutics, Inc. 2014 Incentive Compensation Plan,
(3)	Registration Statement (Form S-8 No. 333-210045), pertaining to Agile Therapeutics, Inc. 2014 Incentive Compensation Plan,
(4)	Registration Statement (Form S-8 No. 333-217807), pertaining to Agile Therapeutics, Inc. 2014 Incentive Compensation Plan,
(5)	Registration Statement (Form S-8 No. 333-228151), pertaining to Agile Therapeutics, Inc. Amended and Restated 2014 Incentive Compensation Plan,
(6)	Registration Statement (Form S-8 No. 333-232989), pertaining to Agile Therapeutics, Inc. Amended and Restated 2014 Incentive Compensation Plan,
(7)	Registration Statement (Form S-8 No. 333- 254428), pertaining to Agile Therapeutics, Inc. Amended and Restated 2014 Incentive Compensation Plan (filed on March 18, 2021),
(8)	Registration Statement (Form S-3 No. 333-249273) of Agile Therapeutics, Inc.,
(9)	Registration Statement (Form S-1 No. 333-264960) of Agile Therapeutics, Inc.,
(10)	Registration Statement (Form S-1MEF No. 333-265959) of Agile Therapeutics, Inc.,
(11)	Registration Statement (Form S-1 No. 333-271249) of Agile Therapeutics, Inc.,
(12)	Registration Statement (Form S-1 No. 333-275995) of Agile Therapeutics, Inc. and
(13)	Registration Statement (Form S-8 No. 333-272576), pertaining to Agile Therapeutics, Inc. 2023 Equity Incentive Plan

of our report dated March 28, 2024, with respect to the financial statements of Agile Therapeutics, Inc., included in this Annual Report (Form 10-K) of Agile Therapeutics, Inc. for the year ended December 31, 2023.

/s/ Ernst & Young LLP

Iselin, New Jersey

March 28, 2024